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                                                      REGISTRATION NO. 333-46055

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 12, 1999

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                   ON FORM S-1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                                BROOKE GROUP LTD.
             (Exact Name of Registrant as Specified in Its Charter)


                 Delaware                              4512                          65-0949535
     (State or Other Jurisdiction of        (Primary Standard Industrial          (IRS. Employer
      Incorporation or Organization)         Classification Code Number)        Identification No.)

                             100 S.E. Second Street
                              Miami, Florida 33131
                                 (305) 579-8000
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                      ------------------------------------

                               Marc N. Bell, Esq.
                       Vice President and General Counsel
                             100 S.E. Second Street
                              Miami, Florida 33131
                                 (305) 579-8000
            (Name, Address, Including Zip Code, And Telephone Number,
                   Including Area Code, Of Agent For Service)

                      ------------------------------------

                                 WITH COPIES TO:
                                Mark L. Weissler
                       Milbank, Tweed, Hadley & McCloy LLP
                            One Chase Manhattan Plaza
                            New York, New York 10005
                                 (212) 530-5000

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                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC: From time to time, which time is to be determined by the Selling Securityholders.

                  If any of the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]




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                  If the only securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [x]

                  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

























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             POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-1 TO FORM S-3

                  This post-effective amendment is being filed pursuant to Rule 414 under the Securities Act of 1933 (the "Securities Act"). Effective October 1, 1999, the Registrant's predecessor (also named Brooke Group Ltd. and referred to herein as the "Predecessor") reorganized its corporate structure to form a holding company. The holding company structure was implemented by a merger conducted pursuant to Section 251(g) of the Delaware General Corporation Law. In the merger (the "Merger"), the Predecessor merged with BGL Merger, Inc., a newly-formed, wholly-owned indirect subsidiary of the Predecessor, and each share of Common Stock of the Predecessor was automatically converted into one share of Common Stock of the Registrant. As a result of the Merger, the Predecessor became an indirect wholly-owned subsidiary of the Registrant. Pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, stockholder approval of the Merger was not required.

                  Also as a result of the Merger, each warrant, stock grant, option and right, and compensation plan and agreement issued by Predecessor, which prior to the effective time of the Merger entitled the holder thereof to purchase one share of Common Stock thereof, entitles the holder of such warrant, stock grant, option and right, and compensation plan and agreement to purchase one share of Common Stock of the Registrant.

                  In accordance with Rule 414, the Registrant, as the successor issuer of the Common Stock, hereby expressly adopts this Registration Statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934.

                  The registration fees were paid at the time of the original filing of this Registration Statement.















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                                                    SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 12th day of October, 1999.

                                BROOKE GROUP LTD.



                                By:  /s/  Richard J. Lampen
                                     ------------------------------
                                     Richard J. Lampen
                                     Executive Vice President

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated, on October 12, 1999.


                  *                            Chairman of the Board of
         --------------------------            Directors, President and
         Bennett S. LeBow                      Chief Executive Officer
                                               (Principal Executive Officer)

         /s/ Joselynn D. Van Siclen            Vice President, Chief Financial
         --------------------------            Officer and Treasurer (Principal
         Joselynn D. Van Siclen                Financial Officer and Principal
                                               Accounting Officer)


                  *                            Director
         --------------------------
         Robert J. Eide

                  *                            Director
         --------------------------
         Jeffrey S. Podell


         --------------------------            Director
         Jean E. Sharpe




* By: /s/ Joselynn D. Van Siclen
      -------------------------------
      Joselynn D. Van Siclen
      Attorney-in-Fact












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